EXHIBIT 23.0
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-266713, 333-253493, 333-239930, 333-232420, 333-225311, 333-204360, 333-187431, 333-166759, 333-165046, 333-158887, 333-147472, 333-125059, 333-101200, 333-89458, 333-64984, 333-32294, 333-75145 and 333-03385) of Mattel, Inc. of our report dated March 15, 2024 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Los Angeles, California
March 15, 2024